Filed Pursuant to Rule 424(b)(5)

Registration No. 333-230740

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 8, 2019)

Document Security Systems, Inc.

1,028,800 Shares of Common Stock

We are offering 1,028,800 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the NYSE American LLC under the symbol “DSS.” On June 30, 2020, the last reported sale price of our common stock was $8.17 per share.

Based on the reported sale price of $10.00 per share of our common stock on the NYSE American on June 16, 2020, the aggregate market value of our public float, calculated according to General Instruction I.B.6 of Form S-3, is approximately $22,198,170. Under the registration statement to which this prospectus supplement forms a part, we may not sell our securities in a primary offering with a value exceeding one-third of our public float in any 12-month period (unless our public float rises to $75.0 million or more). Other than the shares of common stock offered pursuant to this prospectus supplement, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof and, accordingly, we may sell up to $7,399,316 of common stock hereunder.

An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 3 of the accompanying prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$6.2500	$6,430,000
Underwriting discount(1)	$0.4375	$450,100
Proceeds, before expenses, to us	$5.8125	$5,979,900

(1) The underwriters will receive compensation in addition to the underwriting discount. See “Underwriting” beginning on page S-14 of this prospectus supplement for a description of the compensation payable to the underwriters in this offering.

We have granted a 45-day option to the underwriters to purchase up to 154,320 additional shares of common stock solely to cover over-allotments, if any.

The underwriters expect to deliver our shares to purchasers in the offering on or about July 7, 2020.

Sole Book-Running Manager

Aegis Capital Corp.

The date of this prospectus supplement is July 1, 2020.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and any accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and any accompanying prospectus is accurate as of the date on the cover page of this prospectus supplement. Because the risk factors referred to above, as well as the risk factors referred to on page S-9 of this prospectus supplement and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required under applicable securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement and incorporated by reference herein, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein to the “Company,” DSS,” “we,” “us” and “our” refer to Document Security Systems, Inc. and its subsidiaries.

Company Overview

Document Security Systems, Inc., is a multinational company operating businesses focused on direct marketing, healthcare, real estate, securitized digital assets, packaging, counterfeit deterrent technology and blockchain security.

We have four core industry business lines:

1.	Premier Packaging Corporation (included in our DSS Packaging and Printing Group) operates in the paper board folding carton, smart packaging and document security printing markets.
2.	Plastic Printing Professionals, Inc. (included in our DSS Plastics Group) operates in the security printing and plastic ID systems market. As described under “Recent Developments” below, we are in the process of exiting this business line.

These two companies develop, manufacture and sell paper and plastic products designed to protect valuable information from counterfeit, unauthorized scanning, copying, and digital imaging, and to provide intelligent, interactive, augmented packaging for the consumer.

3.	DSS Digital Inc. (included in our DSS Digital Group) researches, develops, markets and sells our digital products worldwide. Its primary product is AuthentiGuard®, which is a brand authentication application that integrates our counterfeit deterrent technologies with proprietary digital data security-based solutions.
4.	DSS Technology Management, Inc. (included in our DSS Technology Management Group) manages, licenses and acquires intellectual property assets for the purpose of monetizing these assets through a variety of value-enhancing initiatives, including, but not limited to, investments in the development and commercialization of patented technologies, licensing, strategic partnerships and commercial litigation.

In addition to these four core business lines, we established five new wholly owned subsidiaries in 2019 and early 2020:

1.	DSS Blockchain Security, Inc. intends to specialize in the development of blockchain security technologies for tracking and tracing solutions for supply chain logistics and cyber securities across global markets.
2.	Decentralized Sharing Systems, Inc. seeks to provide services to assist companies in the new business model of the peer-to-peer decentralized sharing marketplaces and direct marketing. Direct marketing or network marketing is designed to sell products or services directly to the public through independent distributors, rather than selling through the traditional retail market. Of the newly established business lines, Decentralized Sharing Systems is the first to establish a material gross revenue stream and we anticipate revenue growth. As a result, we have added this business line to our segment reporting.
3.	DSS Securities, Inc. has been established to develop or to acquire assets in the securities trading or management arena, and to pursue two parallel streams of digital asset exchanges in multiple jurisdictions: (i) securitized token exchanges, focusing on digitized assets from different vertical industries, and (ii) utilities token exchanges, focusing on “blue-chip” utility tokens from solid businesses.

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4.	DSS BioHealth Security, Inc. will seek to invest in or to acquire companies related to the biohealth and biomedical field, including businesses focused on the research to advance drug discovery and development for the prevention, inhibition, and treatment of neurological, oncological and immuno- related diseases. This new division will place special focus on open-air defense initiatives, which curb transmission of air-borne infectious diseases such as tuberculosis and influenza, among others.
5.	DSS Secure Living, Inc. intends to develop top-of-the-line advanced technology for energy efficiency, high quality of life living environments and home security for everyone, and for new construction and renovations of residential single and multifamily living facilities.

Other than Decentralized Sharing Systems, the activities in these newly created subsidiaries have been minimal or in various start-up or organizational phases.

For corporate reporting and projected revenue growth, we have five reporting business segments, as follows:

DSS Packaging and Printing Group - Operating under the name Premier Packaging Corporation, the DSS Packaging and Printing Group produces custom paper board packaging, serving clients in the pharmaceutical, nutraceutical, beverage, specialty foods, photo packaging and direct marketing industries, among others. The group also provides active and intelligent packaging and document security printing services for end-user customers along with technical support for our technology licensees. The division produces a wide array of printed materials, such as folding cartons and unique paperboard packaging, security paper, vital records, prescription paper, birth certificates, secure coupons and parts tracking forms. The division also provides resources and production equipment for our ongoing research and development of security printing, product authentication and related technologies.

DSS Plastics Group - This division manufactures laminated and surface printed cards, which can include magnetic stripes, bar codes, holograms, signature panels, invisible ink, biometrics, radio frequency identification (RFID) and watermarks for printed plastic documents such as ID cards, event badges and driver’s licenses. DSS Plastics Group is headquartered in Brisbane, California and operates under the name of Plastic Printing Professionals, Inc.

DSS Digital Group - This division researches, develops, markets and sells worldwide our digital products, primarily our AuthentiGuard® product, which is a product and brand authentication application that integrates our counterfeit deterrent technologies with proprietary digital data security-based solutions. The AuthentiGuard product allows our customers to implement a security mark utilizing conventional printing methods that is copy and counterfeit-resistant and can be read and recorded utilizing smartphones and other digital image capture devices. AuthentiGuard is utilized by that customer’s suppliers, field personnel and end users throughout its global product supply, distribution and retail chains.

DSS Technology Management - Since its acquisition in 2013, DSS Technology Management’s primary mission has been to monetize its various patent portfolios through commercial litigation and licensing. Except for investment in its social networking related patents, we have historically partnered with various third-party funding groups in connection with patent monetization programs. It is our intent to de-emphasize and ultimately wind down this business line. While DSS Technology Management will continue to assert and defend the existing patents and pursue potential infringements as they are identified, we do not intend to seek out new patent portfolios.

Decentralized Sharing Systems, Inc. - Decentralized is a diversified product and services company formed to grow through the acquisition and development of innovative companies, products and technologies in the direct selling industry. Decentralized’s combined platform leverages the capabilities and expertise of various companies to market and sell products, as well as providing business continuity services like logistics, financing, packaging and software systems. Direct selling or network marketing is designed to sell products or services directly to the public through independent distributors, rather than selling through the traditional retail market. We believe that Decentralized is in a position to leverage the now popular “gig economy.” Decentralized has entered into partnerships with existing direct marketing companies to access U.S., Canadian, Asian and Pacific Rim markets. In addition, it has acquired various domestic and international operating licenses from those companies. Through these acquisitions, Decentralized has secured product licenses, formulas, existing sales networks, patents, websites, and other resources to initiate sales and revenue generation for this line. Two of Decentralized’s divisions include HWH World, Inc., a product sourcing and distribution company, and RBC Life International, Inc., or RBC, a health and wellness product company that utilizes the direct selling model of independent contractors as its sales force.

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Recent Developments

Common Stock Private Placement

On November 1, 2019, we entered into and closed on a subscription agreement with Heng Fai Ambrose Chan, the Executive Chairman of our Board of Directors, pursuant to which Mr. Chan purchased 200,000 shares of our common stock at an above-market purchase price of $9.11 per share, resulting in gross proceeds to us of $1,822,200, before deductions for placement agent fees and other expenses. The placement agent received a commission of 8.0% of the total proceeds raised, a non-accountable expense allowance equal to 1.0% of the total proceeds raised, and a reimbursement of up to $40,000 of accountable expenses.

February 2020 Common Stock Public Offering

On February 25, 2020, we closed an underwritten public offering of 851,852 shares of our common stock at a public offering price of $5.40 per share, for gross proceeds of $4.6 million before deducting underwriting discounts and commissions and other estimated offering expenses of approximately $660,000. The offering included 740,741 shares of common stock and 111,111 additional shares from the exercise of the underwriter’s purchase option to cover over-allotments. Heng Fai Ambrose Chan, the Executive Chairman of our Board of Directors, purchased $2.0 million of shares in the offering. We used the net proceeds from this offering to fund development of new business lines, to upgrade machinery and facilities, to service remaining commitments under the IP monetization business and for strategic growth initiatives. Aegis Capital Corp. acted as sole bookrunner for the offering. The underwriting agreement contained customary representations, warranties and covenants of our company, indemnification obligations of our company and the underwriter, including for liabilities under the Securities Act, and other provisions customary for transactions of this nature. We and all of our executive officers and directors agreed not to sell or transfer any securities of the company held by them for a period of 180 days from February 20, 2020, subject to limited exceptions.

American Medical REIT Inc.

On March 3, 2020, we, via our subsidiary DSS Securities, Inc., entered into a share subscription agreement and loan arrangement with LiquidValue Asset Management Pte Ltd., AMRE Asset Management, Inc. (“AAMI”) and American Medical REIT Inc. (“AMRE”) under which it acquired a 52.5% controlling ownership interest in AAMI, which currently has a 93% equity interest in AMRE. AAMI is a real estate investment trust management company that sets the strategic vision and formulates investment strategy for AMRE. In this case, AAMI has been established to manage AMRE’s assets and liabilities and provides recommendations to AMRE on acquisition and divestments in accordance with its investment strategies. AMRE is organized for the purposes of acquiring hospitals and other acute or post-acute care centers from leading clinical operators with dominant market share in secondary and tertiary markets and leasing each property to a single operator under a triple-net lease. AMRE was formed to originate, acquire, and lease a credit-centric portfolio of licensed medical real estate. AMRE intends to qualify as a “real estate investment trust” for federal income tax purposes, which would provide AMRE’s investors the opportunity for direct ownership of Class A licensed medical real estate. As of March 31, 2020, AMRE had not acquired any real estate or other non-cash assets.

Decentralized Sharing Systems, Inc.

In January and April 2020, as a result of RBC’s default on its promissory notes to us, we made demand for payment and instituted foreclosure proceedings against the assets of RBC and its subsidiaries. We chose to forego our option to convert the outstanding principal and interest into equity of RBC and its subsidiaries and elected to foreclose on the collateral that secured the notes. As a result, we own and operate certain former assets of RBC and its subsidiaries. A valuation of the assets acquired through foreclosure is being performed.

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Reverse Stock Split

On May 4, 2020, we held a special meeting of shareholders, at which our shareholders approved an amendment to our Certificate of Incorporation to effect a reverse split of our common stock by a ratio of 1 share for every 30 shares. On May 7, 2020, we filed a Certificate of Amendment of Certificate of Incorporation with the Department of State of the State of New York to effect the reverse stock split, which was effective at the close of business on that day. All share and per share numbers relating to our common stock have been adjusted to give retroactive effect to the reverse stock split.

Paycheck Protection Program Loan

In April 2020, we received loan proceeds in the amount of approximately $963,000 under the Paycheck Protection Program (“PPP”), established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), which provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as we use the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintain our payroll levels. The amount of loan forgiveness will be reduced if we terminate employees or reduce salaries during the eight-week period.

Proposed Acquisition of Impact BioMedical

On April 27, 2020, our Board of Directors approved, and we entered into, a share exchange agreement with DSS BioHealth Security, Inc., a wholly owned subsidiary of our company (“DBHS”), Singapore eDevelopment Limited, a Singapore corporation (“SeD”) that is listed on the Singapore Exchange, and Global BioMedical Pte Ltd, a Singapore corporation and wholly owned subsidiary of SeD (“GBM”), pursuant to which, among other things and subject to the terms and conditions contained therein, DBHS will acquire all of the outstanding capital stock of Impact BioMedical Inc., a Nevada corporation and wholly owned subsidiary of GBM (“Impact BioMedical”), through a share exchange, with Impact BioMedical becoming a direct wholly owned subsidiary of DBHS. The aggregate consideration to be issued to GBM by us for the Impact BioMedical shares will be the following: (i) 483,333 newly issued shares of our common stock, nominally valued at $3,132,000, or $6.48 per share; and (ii) 46,868 newly issued shares of a new series of our perpetual convertible preferred stock with a stated value of $46,868,000, or $1,000 per share, for a total consideration valued at $50.0 million. The convertible preferred stock will be convertible into shares of our common stock at a conversion price of $6.48 of preferred stock stated value per share of common stock, subject to a 19.9% beneficial ownership conversion limitation (a so-called “blocker”) based on the total issued outstanding shares of common stock of DSS beneficially owned by GBM. Holders of the convertible preferred stock will have no voting rights, except as required by applicable law or regulation, and no dividends will accrue or be payable on the convertible preferred stock. The holders of convertible preferred stock will be entitled to a liquidation preference of $1,000 per share, and we will have the right to redeem all or any portion of the then outstanding shares of convertible preferred stock, pro rata among all holders, at a redemption price per share equal to such liquidation value per share. The closing of the purchase and sale of the Impact BioMedical shares contemplated under the share exchange agreement is subject to a number of customary and other conditions, including both our company and SeD having obtained approvals from our respective shareholders, our obtaining approval from our shareholders to amend our Certificate of Incorporation to authorize the issuance of preferred stock, and SeD having obtained requisite approval from the Singapore Exchange. There can be no assurance that any of these conditions will be satisfied.

SeD’s Chief Executive Officer and largest shareholder is Heng Fai Ambrose Chan, the Chairman of our Board of Directors and our largest shareholder.

We will file and transmit to our shareholders a proxy statement in connection with soliciting a vote to approve the share exchange and the amendment to our Certificate of Incorporation, which will include information about Impact BioMedical, including its audited financial statements and pro forma financial statements of the combined company. Purchasers in this offering will be eligible to vote in the share exchange and amendment provided that they hold their shares on the record date to be established by our Board of Directors.

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Financial Impact of COVID-19 Pandemic

The COVID-19 pandemic has created global economic turmoil and has potentially permanently impacted how many businesses operate and how individuals will socialize and shop in the future. We continue to feel the effect of the COVID-19 business shutdowns and consumer stay-at-home protections. But the effect of the economic shutdown has impacted our business lines differently; some more severely than others. In most cases, we believe the negative economic trends and reduced sales will recover over time. However, management determined that one of its business lines, DSS Plastics, has been, and will continue to be, more severely impacted by the pandemic than our other divisions. We do not believe this is a short-term phenomenon. We expect that this business may be permanently impacted because we believe that both consumer and corporate future travel habits will be negatively impacted and, as a result, use of hotel access cards will be diminished. We believe that conventions and sporting events will be fewer and smaller in attendance, and therefore demand for our card identification products will be reduced. Further, we believe that physical security cards and individual IDs will be replaced by more digital and optical technologies. As a result, management decided to fully impair its goodwill related to DSS Plastics. The impact to our first quarter 2020 earnings of this impairment was approximately $685,000.

Exit of Plastic Printing Business

On May 22, 2020, our management announced that it committed to a restructuring plan to further reduce our operating expenses in response to the economic challenges and uncertainty resulting from the COVID-19 pandemic and its potential permanent impact on our plastics business. As part of this restructuring, our management decided to exit our plastic printing business line, which we operate under Plastic Printing Professionals, Inc., our wholly owned subsidiary, and to fully impair our goodwill related to DSS Plastics Group. We expect the exit of this business line to be completed during fiscal year 2020.

Although we are departing this business line, we are currently arranging for the continued servicing of DSS Plastics Group’s customers through a potential asset sale and servicing agreement with another plastic printing industry company. Terms of that potential sale and transfer are being negotiated; there can be no assurance, however, that a definitive agreement will be successfully negotiated or consummated. In addition, we have initiated efforts to sub-lease the DSS Plastics Group property, which has approximately 3.5 years remaining on its lease term at an estimated annual lease cost of $240,000 per year.

In connection with the closing of this business line, we estimate that we will incur approximately $250,000 of costs, including approximately $100,000 in cash payments associated with the liquidation of inventory, lease-related costs and employee-related severance expenses. Further, the impact to our first quarter 2020 earnings of the goodwill impairment was approximately $685,000.

June 2020 Common Stock Public Offering

On June 16, 2020, we closed an underwritten public offering of 769,230 shares of our common stock at a public offering price of $7.80 per share, and on June 26, 2020, we closed on the underwriter’s full over-allotment option for 115,384 additional shares of common stock on the same terms and conditions, for aggregate gross proceeds of $6.9 million before deducting underwriting discounts and commissions and other estimated offering expenses of approximately $735,000 (the “June 2020 Offering”). We plan to use the net proceeds from this offering to fund the development and growth of new business lines, including possible acquisitions or investments in complementary businesses, products, services, technologies or existing assets, as well as for working capital and general corporate purposes, and to pay for costs related to closing of unprofitable business lines and facilities. Aegis Capital Corp. acted as sole bookrunner for the offering. The underwriting agreement contained customary representations, warranties and covenants of our company, indemnification obligations of our company and the underwriter, including for liabilities under the Securities Act, and other provisions customary for transactions of this nature. We and all of our executive officers and directors agreed not to sell or transfer any securities of the company held by them for a period of 45 days from June 16, 2020, subject to limited exceptions.

Exercise of SeD Warrants

On September 15, 2017, we entered into a securities purchase agreement whereby we issued and sold 683,000 shares of the our common stock in exchange for 21,196,552 ordinary shares of SeD and a three-year warrant to purchase up to 105,982,759 ordinary shares of SeD at an exercise price of SGD 0.040 (US $0.0298) per share. On June 25, 2020, we exercised the remaining portion of the warrant, pursuant to which we acquired 44,005,182 ordinary shares of SeD. The total consideration paid by the Company for these ordinary shares was approximately US $1.27 million. A lock-up provision that precluded either party from selling the stock that each had acquired pursuant to the agreement expired on September 12, 2019. After giving effect to this warrant exercise, we now own 127,179,311 ordinary shares of SeD, representing approximately 10% of the outstanding shares of SED, and the warrant has been fully exercised.

Corporate Information

Our principal executive offices are located at 200 Canal View Boulevard, Suite 104, Rochester, New York 14623, USA. Our telephone number is +1-585-325-3610. Our corporate website is www.dsssecure.com. Information contained in or accessible through our website is not part of this prospectus.

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The Offering

Common stock offered by us	1,028,800 shares of common stock (or 1,183,120 shares if the underwriters exercise their option to purchase additional shares in full).

Over-allotment option	We have granted the underwriters a 45-day option to purchase up to 154,320 additional shares from us at the public offering price less the underwriting discount.

Common stock outstanding before the offering	2,995,392 shares.

Common stock outstanding after this offering	4,024,192 shares.

Use of proceeds	We intend to use the net proceeds of this offering to fund growth of our new business lines, acquisition opportunities, and general corporate and working capital needs. See “Use of Proceeds” on page S-11 for further information.

Risk factors	See “Risk Factors” beginning on page S-9 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our common stock.

NYSE American LLC trading symbol	DSS

Transfer agent and registrar	American Stock Transfer and Trust Company

The number of shares of common stock to be outstanding after this offering is based on 2,995,392 shares of common stock outstanding at June 30, 2020, and excludes the following:

●	19,261 shares of common stock issuable upon exercise of stock options outstanding at a weighted-average exercise price of $150.44 per share;
●	40,681 shares of common stock issuable upon exercise of warrants outstanding at a weighted-average exercise price of $33.52 per share; and
●	211,314 shares of common stock reserved and available for issuance under our equity compensation plans.

Unless otherwise indicated, all information in this prospectus reflects or assumes no exercise by the underwriters of their option to purchase up to 154,320 additional shares of common stock in this offering.

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RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. Before making an investment decision about our common stock, you should carefully consider the specific factors set forth under the caption “Risk Factors” in this prospectus supplement and in our periodic and current reports filed with the SEC that are incorporated by reference herein (including the “Risk Factors” set forth in Item 8.01 of our Current Report on Form 8-K filed with the SEC on July 1, 2020), together with all of the other information appearing in this prospectus, in the applicable prospectus supplement or incorporated by reference into this prospectus in light of your particular investment objectives and financial circumstances.

Risks Relating to our Common Stock and this Offering

Our share price has been volatile and the future share price is likely to continue to be volatile and could decline substantially.

The market price of our common stock has been and may continue to be volatile. Many factors may cause the market price for our common stock to decline, including:

●	shortfalls in revenues, cash flows or continued losses from operations;
●	delays in development or roll-out of any of our products;
●	announcements by one or more competitors of new product acquisitions or technological innovations; and
●	unfavorable outcomes from litigation.

In addition, the stock market experiences extreme fluctuations in price and volume that particularly affect the market price of shares of companies like ours. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, we may fail to meet the expectations of our shareholders or of securities analysts, and our stock price could decline as a result. Declines in our stock price for any reason, as well as broad-based market fluctuations or fluctuations related to our financial results or other developments, may adversely affect your ability to sell your shares at a price equal to or above the price at which you purchased them. Decreases in the price of our common stock may also lead to de-listing of our common stock.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Although we have estimated certain amounts of the net proceeds from this offering to be used for certain purposes as set forth under “Use of Proceeds” below, we are not committed to such uses, and our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. See “Use of Proceeds.” Our failure to apply these funds effectively could have a material adverse effect on our business, financial results, operating results and/or cash flow and could cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $6.25 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.57 per share in the net tangible book value of the common stock. See the section entitled “Dilution” in this prospectus for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

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Additional financing or future equity issuances may result in future dilution to our shareholders.

We expect that we will need to raise additional funds in the future to finance our internal growth, our merger and acquisition plans, investment activities, continued research and product development, and for other reasons. Any required additional financing may not be available on terms acceptable to us, or at all. If we raise additional funds by issuing equity securities, you may experience significant dilution of your ownership interest in us, and the newly issued securities may have rights senior to those of the holders of our common stock. The price per share at which we sell additional securities in future transactions may be higher or lower than the price per share in this offering. Alternatively, if we raise additional funds by obtaining loans from third parties, the terms of those financing arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility and would also require us to fund additional interest expense. If adequate additional financing is not available when required or is not available on acceptable terms, we may be unable to successfully execute our business plan.

If we conclude the acquisition of Impact BioMedical, it will result in the issuance and potential issuance of a significant number of additional shares of our common stock, which would dilute your investment.

If we conclude the acquisition of Impact BioMedical (of which there can be no assurance), we will issue as consideration to its shareholder 483,333 shares of our common stock and 46,868 newly issued shares of a new series of our perpetual convertible preferred stock with a stated value of $46,868,000, or $1,000 per share, which will be convertible into shares of our common stock at a conversion price of $6.48 of preferred stock stated value per share of common stock, or up to 7,232,720 shares of our common stock, which could result in significant dilution of your ownership interest in us.

Because we do not currently intend to pay cash dividends on our common stock, shareholders will primarily benefit from an investment in our stock only if it appreciates in value.

We have never declared or paid any cash dividends on our shares of common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends or non- cash dividends will be at the discretion of our Board of Directors and will depend on factors the Board of Directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any of our financing arrangements. Accordingly, realization of a gain on shareholders’ investments will primarily depend on the appreciation of the price of our common stock. There is no guarantee that our stock will appreciate in value.

Because certain of our shareholders control a significant number of shares of our common stock, they may have effective control over actions requiring shareholder approval.

As of June 30, 2020, our directors, executive officers and principal shareholders (those beneficially owning in excess of 5%), and their respective affiliates, beneficially own approximately 26% of our outstanding shares of common stock. As a result, these shareholders, acting together, could have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. As such, these shareholders, acting together, could have the ability to exert influence over the management and affairs of our company. Accordingly, this concentration of ownership might harm the market price of our common stock by:

●	delaying, deferring or preventing a change in corporate control;
●	impeding a merger, consolidation, takeover or other business combination involving us; or
●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. Our research coverage by industry and financial analysts is currently limited. Even if our analyst coverage increases, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

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USE OF PROCEEDS

We estimate that our net proceeds from the sale of the common stock offered pursuant to this prospectus supplement will be approximately $5.8 million, or approximately $6.7 million if the underwriters exercise in full their option to purchase additional shares, based upon the public offering price of $6.25 per share and after deducting the underwriting discount and the estimated offering expenses that are payable by us.

We currently intend to use the net proceeds from this offering, together with our existing cash, to fund growth of our new business lines, acquisition opportunities, and general corporate and working capital needs. We estimate that at least $3.0 million of the net proceeds from this offering will be invested into the continued growth of our new business lines, including Decentralized Sharing Systems, or investments in complementary businesses, products, partnerships, services, technologies or existing assets related to those new business lines. In addition, we estimate that approximately $2.5 million of the net proceeds will be used for new acquisition opportunities (for which we may also use our stock or other consideration, or a combination thereof), and we anticipate using the balance of the net proceeds to fund general corporate overhead and working capital needs.

We may change the amount of net proceeds to be used specifically for any of the foregoing purposes. The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing and commercialization efforts, demand for our products, our operating costs and the other factors described under “Risk Factors” in this prospectus and in our periodic and current reports filed with the SEC that are incorporated by reference herein. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

Although we may use a portion of the net proceeds of this offering for the acquisition or licensing, as the case may be, of additional technologies, other assets or businesses, or for other strategic investments or opportunities, we have no current understandings, agreements or commitments to do so, nor can there be any assurance that any such investment or opportunity identified will be successfully completed.

DIVIDEND POLICY

We have never paid cash dividends, and we do not anticipate paying a cash dividend in 2020. We anticipate that we will retain any earnings and other cash resources for investment in our business. The payment of dividends, whether in cash or in non-cash form, on our common stock is subject to the discretion of our Board of Directors and will depend on our operations, financial position, financial requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors that our Board of Directors deems relevant.

S-11

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2020:

●	on an actual basis;
●	on a pro forma basis to give effect to the June 2020 Offering; and
●

on a pro forma as-adjusted basis to give effect to the foregoing and to reflect the issuance and sale by us of 1,028,800 shares of our common stock in this offering at the public offering price of $6.25 per share, after deducting the underwriting discount and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale, and any other issuances of common stock after March 31, 2020;.

You should read this information together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference in this prospectus supplement, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2020 (unaudited)
	Actual	Pro Forma	Pro Forma As Adjusted

Cash and cash equivalents	$3,802,000	$9,139,892	$14,915,492
Long-term debt, net	$2,427,000	$2,427,000	$2,427,000
Shareholders’ equity:
Common stock, $0.02 par value; 200,000,000 shares authorized, 2,069,000 shares issued and outstanding (actual); 2,838,230 shares issued and outstanding (pro forma); 3,097,800 issued and outstanding (as adjusted)	42,000	57,385	80,484
Additional paid-in capital	119,624,000	124,946,507	130,699,008
Non-controlling interest in subsidiary	(67,000)	(67,000)	(67,000)
Accumulated deficit	(105,181,000)	(105,181,000)	(105,181,000)
Total shareholders’ equity	14,418,000	19,755,892	25,531,492
Total capitalization	$16,845,000	$22,182,892	$27,958,492

The number of shares of our common stock to be outstanding upon completion of this offering (pro forma as adjusted) excludes:

●	19,261 shares of common stock issuable upon exercise of stock options outstanding at a weighted-average exercise price of $150.44 per share;
●	40,681 shares of common stock issuable upon exercise of warrants outstanding at a weighted-average exercise price of $33.52 per share; and
●	241,204 shares of common stock reserved and available for issuance under our equity compensation plans.

S-12

DILUTION

If you purchase shares of our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of March 31, 2020.

Our net tangible book value at March 31, 2020, was $11,833,000, or $5.72 per share, based on 2,069,000 shares of our common stock outstanding. After giving effect to the issuance and sale of 1,028,800 shares of common stock in this offering at the public offering price of $6.25 per share, after deducting the underwriting discount and estimated offering expenses, our as adjusted net tangible book value at March 31, 2020, would be $17,608,600 or $5.68 per share. This represents an immediate decrease in pro forma net tangible book value of $0.04 per share to existing shareholders and an immediate dilution of $0.57 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share of common stock	$6.25
Net tangible book value per share as of March 31, 2020	$5.72
Decrease per share attributable to this offering	$(0.04)
As-adjusted net tangible book value per share as of March 31, 2020, after this offering	$5.68
Dilution per share to new investors participating in this offering	$(0.57)

If the underwriters exercise in full their option to purchase additional shares of common stock at the public offering price of $6.25 per share, the as adjusted net tangible book value after this offering would be $5.69 per share, representing a decrease in net tangible book value of $0.03 per share to existing shareholders and immediate dilution in net tangible book value of $0.56 per share to purchasers in this offering at the public offering price.

To the extent that outstanding options or warrants are exercised, or we issue new options under our equity incentive plans, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that the additional capital is raised through the sale of common stock or securities convertible or exchangeable into common stock, such issuance could result in further dilution to our shareholders.

The above table excludes, as of March 31, 2020:

●	19,261 shares of common stock issuable upon exercise of stock options outstanding at a weighted-average exercise price of $150.44 per share;
●	40,681 shares of common stock issuable upon exercise of warrants outstanding at a weighted-average exercise price of $33.52 per share; and
●	241,204 shares of common stock reserved and available for issuance under our equity compensation plans.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering 1,028,800 shares of our common stock at the public offering price of $6.25 per share. The material terms and provisions of our common stock are described under the captions “Description of Securities” and “Description of Common Stock,” each beginning on page 6 of the accompanying prospectus.

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UNDERWRITING

Aegis Capital Corp. is acting as the representative of the underwriters of the offering. We have entered into an underwriting agreement dated July 1, 2020, with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters named below and the underwriters named below have severally agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement, the following respective number of shares of our common stock:

Underwriter	Number of Shares
Aegis Capital Corp.	1,028,800

The underwriters are committed to purchase all the shares of common stock offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions and representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the common stock offered by us to the public at the public offering price set forth on the cover page of this prospectus supplement. In addition, the underwriters may offer some of the common stock to other securities dealers at such price less a concession of $0.25 per share. After the initial offering, the public offering price and concession to dealers may be changed.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus supplement, permits the underwriters to purchase a maximum of 154,320 additional shares of common stock from us to cover over-allotments. If the underwriters exercise all or part of this option, they will purchase shares of common stock covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discount. If this option is exercised in full, the total price to the public will be approximately $7.4 million and the total proceeds, before expenses, to us will $6.9 million.

Underwriting Discount. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

		Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$6.2500	$6,430,000	$7,394,500
Underwriting discount (7%)	$0.4375	$450,100	$517,615
Non-accountable expense allowance (1%)	$0.0625	$64,300	$73,945
Proceeds, before expenses, to us	$5.7500	$5,915,600	$6,802,940

S-14

We have also agreed to pay all expenses relating to the offering, including (a) all filing fees and expenses relating to the registration of the shares to be sold in the offering (including shares sold upon exercise of the underwriters’ over-allotment option) with the SEC; (b) all fees associated with the review of the offering by FINRA and all fees and expenses relating to the listing of such shares on the NYSE American; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the “blue sky” securities laws designated by the underwriters; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (e) transfer and/or stamp taxes, if any, payable upon the transfer of the shares from the Company to the representative; (f) fees and expenses of our accountants; and (g) a maximum of $50,000 for the fees and expenses incurred by the representative in connection with the offering, including the legal fees of the representative’s counsel. We estimate that the total expenses of the offering, excluding underwriting discount, will be approximately $140,000.

Discretionary Accounts. The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements. Pursuant to certain “lock-up” agreements, (a) our executive officers and directors as of the pricing date of the offering, have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the company without the prior written consent of the representative, for a period of 45 days from the date of the offering, and (b) we, and any successor, have agreed, subject to certain exceptions, not to for a period of 45 days from the date of the pricing of the offering (1) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or (2) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit, among other things and subject to restrictions, the issuance of common stock upon the exercise of outstanding stock options and warrants or other outstanding convertible securities.

Right of First Refusal. Until six months after the closing date of the offering, the representative shall have an irrevocable right of first refusal to act as the sole book-running manager for each and every future public equity offering of our company during such six month period.

Electronic Offer, Sale and Distribution of Shares. A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees; however, except as disclosed in this prospectus supplement, we have no present arrangements with any of the underwriters for any further services.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

●	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

S-15

●	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or common stock or preventing or retarding a decline in the market price of our shares or common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on NYSE American.

Passive market making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the NYSE American marketplace in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Offer Restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the common stock offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

S-16

Hong Kong

Each underwriter has represented and agreed that:

●	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any of our Class A common stock other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

●	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to our Class A common stock, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our Class A common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

●	shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

●	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

●	where no consideration is or will be given for the transfer; or

●	where the transfer is by operation of law.

S-17

LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Sichenzia Ross Ference LLP, New York, NY. The underwriters are represented in this offering by Olshan Frome Wolosky LLP, New York, New York.

EXPERTS

The consolidated financial statements of Document Security Systems, Inc. and Subsidiaries as of and for the years ended December 31, 2019 and 2018, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Freed Maxick CPAs, P.C., an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We also maintain a website at www.dsssecure.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement.

S-18

INCORPORATION OF INFORMATION BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (unless otherwise noted, the SEC file number for each of the documents listed below is 001-32146):

●	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 31, 2020;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 14, 2020;

●	our Current Reports on Form 8-K filed with the SEC on January 15, 2020 (as amended February 27, 2020), February 12, 2020, February 21, 2020, February 25, 2020, March 6, 2020, March 17, 2020, April 17, 2020, May 1, 2020 (as amended June 8, 2020), May 5, 2020, May 7, 2020, May 29, 2020, June 19, 2020, and July 1, 2020; and

●	the description of our Common Stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on April 19, 2004, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the securities covered by this prospectus supplement has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Frank D. Heuszel

Chief Executive Officer

Document Security Systems, Inc.

200 Canal View Boulevard, Suite 104

Rochester, NY 14623

Tel: +1-585-325-3610

Except as expressly provided above, no other information, including the information on our website, is incorporated by reference into this prospectus.

S-19

PROSPECTUS

DOCUMENT SECURITY SYSTEMS, INC.

$50,000,000

Common Stock, Warrants, Units and Rights

This prospectus covers our offer and sale from time to time of any combination of common stock, warrants, units or rights described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer and sell. Each time we offer and sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. The aggregate offering price of all securities sold by us under this prospectus may not exceed $50,000,000.

Shares of our common stock are traded on the NYSE American LLC under the symbol “DSS”. On May 2, 2019, the closing sales price for our common stock was $1.26 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus as well as the risk factors and other information in any documents we incorporate by reference into this prospectus to read about important factors you should consider before investing.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and an accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2019

2

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell up to $50,000,000 of our common stock, warrants, units or rights in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read both this prospectus, including the section titled “Risk Factors,” and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only. Because the risk factors referred to above, as well as the risk factors referred to on page 3 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect our actual operating results, cash flows and financial condition. Before making an investment decision in our securities, you should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the SEC that are incorporated by reference herein (including the “Risk Factors” section beginning on page 3 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018) together with all of the other information appearing in this prospectus, in the applicable prospectus supplement or incorporated by reference into this prospectus in light of your particular investment objectives and financial circumstances.

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THE COMPANY

The Company

Document Security Systems, Inc. (referred to herein as “Document Security Systems”, “DSS”, “we”, “us”, “our” or “Company”) was formed in New York in 1984 and, in 2002, chose to strategically focus on becoming a developer and marketer of secure technologies. We specialize in fraud and counterfeit protection for all forms of printed documents and digital information. The Company holds numerous patents for optical deterrent technologies that provide protection of printed information from unauthorized scanning and copying. We operate two production facilities, consisting of a combined security printing and packaging facility and a plastic card facility where we produce secure and non-secure documents for our customers. We license our anti-counterfeiting technologies to printers and brand-owners. In addition, we have a digital division which provides cloud computing services for our customers, including disaster recovery, back-up and data security services. In 2013, the Company expanded its business focus by merging with DSS Technology Management, Inc., formerly known as Lexington Technology Group, Inc., which acquires intellectual property assets and interests in companies owning intellectual property assets for the purpose of monetizing these assets through a variety of value-enhancing initiatives, including, but not limited to, investments in the development and commercialization of patented technologies, licensing, strategic partnerships and litigation.

Prior to 2006, our primary revenue source in our document security division was derived from the licensing of our technology. In 2006, we began a series of acquisitions designed to expand our ability to produce products for end-user customers. In 2006, we acquired Plastic Printing Professionals, Inc., a privately held plastic cards manufacturer located in the San Francisco, California area and which may be referred to herein as the “DSS Plastics Group”. In 2008, we acquired DPI of Rochester, LLC, a privately held commercial printer located in Rochester, New York. In 2010, we acquired Premier Packaging Corporation, a privately held packaging company located in Victor, New York, which may also referred to herein as the “DSS Packaging Group.” In May 2011, we acquired ExtraDev, Inc. a privately held information technology and cloud computing company located in Rochester, New York. In 2016, ExtraDev, Inc. changed its name to DSS Digital Inc. DSS Digital Inc. is also referred to herein as the “DSS Digital Group”.

On July 1, 2013, we merged with DSS Technology Management, Inc. (formerly known as Lexington Technology Group, Inc.), a private intellectual property monetization company. DSS Technology Management, Inc. is also referred to herein as “DSS Technology Management”. DSS Technology Management is focused on extracting the economic benefits of intellectual property assets through acquiring or internally developing patents or other intellectual property assets (or interests therein) and then monetizing such assets through a variety of value enhancing initiatives.

In January 2018, we commenced international operations with our wholly owned subsidiary, DSS Asia Limited, in our office in Hong Kong. In December 2018, this division acquired Guangzhou Hotapps Technology Ltd, a Chinese company that enhances our ability to do business in China. Guangzhou Hotapps Technology Ltd, did not have revenue but has two employees and a license to do business in China.

We do business in five operating segments as follows:

DSS Packaging and Printing Group - Produces custom paperboard packaging serving clients in the pharmaceutical, beverage, photo packaging, toy, specialty foods and direct marketing industries, among others. The group also provides secure and commercial printing services for end-user customers along with technical support for our technology licensees. The division produces a wide array of printed materials such as security paper, vital records, prescription paper, birth certificates, receipts, manuals, identification materials, entertainment tickets, secure coupons, parts tracking forms, brochures, direct mailing pieces, catalogs, business cards, etc. The division also provides resources and access to production equipment for our ongoing research and development of security printing and related technologies.

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DSS Plastics Group - Manufactures laminated and surface printed cards which can include magnetic stripes, bar codes, holograms, signature panels, invisible ink, micro fine printing, guilloche patterns, biometric, radio frequency identification (RFID) and watermarks for printed plastic documents such as ID cards, event badges, and driver’s licenses.

DSS Digital Group - This division researches, develops, markets and sells our digital products, including and primarily, our AuthentiGuard product, which is a brand authentication application that integrates our optical deterrent technologies used in our security printing offerings with proprietary digital data security-based solutions. The AuthentiGuard product allows customers to implement a security mark utilizing conventional printing methods that is copy and counterfeit resistant that can be read and recorded utilizing smartphones and other digital image capture devices, which can be utilized by that customers suppliers, field personnel and customers throughout its global product supply and distribution chains.

DSS International - Assists the DSS Digital Group in the development and marketing of our digital authentication products in the Asia Pacific market.

DSS Technology Management - Acquires or internally develops patented technology or intellectual property assets (or interests therein), with the purpose of monetizing these assets through a variety of value-enhancing initiatives, including, but not limited to, investments in the development and commercialization of patented technologies, licensing, strategic partnerships and commercial litigation.

Our Core Products, Technology and Services

Our core business is counterfeit prevention, brand protection and validation of authentic print media, including government-issued documents, packaging, ID cards and licenses. We believe we are a leader in the research and development of optical deterrent technologies and have commercialized these technologies with a suite of products that offer our customers an array of document security solutions. We provide document security technology to security printers, corporations, consumer product companies, and governments for protection of vital records and documents, certifications, travel documents, consumer products, pharmaceutical packaging and school transcripts.

Optical deterrent features such as ours are utilized mainly by large security printers for the protection of important printed documents, such as vital records, and identification documents. Many of these features, such as micro-printing, were developed pre-1980 as they were designed to be effective on the imaging devices of the day which were mainly photography mechanisms. With the advent of modern-day scanners, digital copiers, digital cameras, smart phones and easy to use imaging software such as Adobe Photoshop many of the pre-1980 optical deterrents such as micro-printing are no longer used or are much less effective in the prevention of counterfeiting.

Unlike some of our competitors, our technologies are developed to defeat today’s modern imaging systems. Almost all our products and processes are built to thwart scanners and digital copiers and we believe that our products are the most effective in doing so in the market today. In addition, our technologies do not require expensive hardware or software add-ons to authenticate a document, but instead require simple, inexpensive hand-held readers which can be calibrated to particular hidden design features. Our technologies are literally ink on paper that is printed with a particular method to hide selected things from a scanner’s “eye” or distort what a scanner “sees.” These attributes make our anti-scanning technologies very cost effective versus other current offerings on the market since our technologies are imbedded during the normal printing process, thereby significantly reducing the costs to implement the technologies.

Our primary anti-counterfeiting products and technologies are marketed under its AuthentiGuard® registered trademark. In October 2012, we introduced AuthentiGuard®, an iPhone application for authentication, targeted to major Fortune 500 companies worldwide. The application is a cloud-enabled solution that permits efficient and cost-effective authentication for packaging, documents and credentials. The solution embeds customizable, covert AuthentiGuard® Prism technology that resists duplication on copiers and scanners in a product’s packaging. Product verification using a smartphone application creates real-time, accurate authentication results for brand owners that can be integrated into existing information systems.

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Our Patent Monetization Business

Since its acquisition in 2013, DSS Technology Management’s primary mission has been the attempted monetization of its various patent portfolios through commercial litigation.

Except for its investment in its social networking related patents, DSS Technology Management and the Company have partnered with various third-party funding groups in connection with patent monetization programs and may continue to do so in the future. In connection with these fundings, we have purchased patents in a variety of fields, including social networking, mobile communications, semi-conductors, Bluetooth and LED, and have initiated patent infringement litigation against a wide range of domestic and global companies. In connection with these litigation matters, we engage with legal firms that typically work under fee caps and contingency fee arrangements. To date, we have been or are currently in litigation with, among others, Apple, Samsung, Taiwan Semiconductor Manufacturing Company, Intel, NEC, Lenovo, Seoul Semiconductor, Everlight Electronics, Cree, Nichia and Osram, GMBH. During the course of these litigation matters, we typically incur a variety of legal challenges from defendants, including defendants seeking to have the patents in question adjudicated to be invalid by the United States Patent Office through the Inter Partes Review process. As a result of these various legal challenges issued by defendants, we have experienced varying levels of success in our efforts to monetize our patent investments. In addition, to date, most of settlements or payments received from defendants have been remitted to the Company’s third-party funders in accordance with the terms of those respective funding agreements.

Corporate Information

Our principal executive offices are located at 200 Canal View Boulevard, Suite 300, Rochester, New York 14623. Our telephone number is (585) 325-3610. Our corporate website is www.dsssecure.com. Information contained in or accessible through our website is not part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we anticipate that the net proceeds from our sale of any securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that we may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF COMMON STOCK

General

The following description of common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock, please refer to our certificate of incorporation, as amended, (the “Certificate of Incorporation”) which may be further amended from time to time, and our fourth amended and restated bylaws, as amended from time to time (the “Bylaws”). New York Business Corporation Law (“NYBCL”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock we offer under that prospectus supplement may differ from the terms we describe below.

As of May 2, 2019, our authorized capital stock consisted of 200,000,000 shares of common stock, $0.02 par value per share, 18,002,721 of which are issued and outstanding.

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Common Stock

Holders of our common stock: (i) have equal rights to dividends from funds legally available therefore, ratably when as and if declared by the Company’s Board of Directors; (ii) are entitled to share ratably in all assets of the Company available for distribution to holders of common stock upon liquidation, dissolution, or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; (iv) are entitled to one non-cumulative vote per share of common stock, on all matters which stockholders may vote on at all meetings of stockholders; and (v) the holders of common stock have no conversion, preemptive or other subscription rights. There is no cumulative voting for the election of directors. Each holder of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of stockholders.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the BCL

New York Law

Section 912 of the NYBCL generally provides that a New York corporation may not engage in a business combination with an interested stockholder for a period of five years following the interested stockholder’s becoming such. Such a business combination would be permitted where it is approved by the board of directors before the interested stockholder’s becoming such. Covered business combinations include certain mergers and consolidations, dispositions of assets or stock, plans for liquidation or dissolution, reclassifications of securities, recapitalizations and similar transactions. An interested stockholder is generally a stockholder owning at least 20% of a corporation’s outstanding voting stock. In addition, New York corporations may not engage at any time with any interested stockholder in a business combination other than: (i) a business combination approved by the board of directors before the stock acquisition, or where the acquisition of the stock had been approved by the board of directors before the stock acquisition; (ii) a business combination approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by the interested stockholder at a meeting called for that purpose no earlier than five years after the stock acquisition; or (iii) a business combination in which the interested stockholder pays a formula price designed to ensure that all other stockholders receive at least the highest price per share that is paid by the interested stockholder and that meets certain other requirements.

A corporation may opt out of the interested stockholder provisions described in the preceding paragraph by expressly electing not to be governed by such provisions in its bylaws, which must be approved by the affirmative vote of a majority of votes of the outstanding voting stock of such corporation and is subject to further conditions. However, DSS’s Bylaws do not contain any provisions electing not to be governed by Section 912 NYBCL. Under DSS’s bylaws, any corporate action to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer and Trust Company, LLC.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

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General

We may issue warrants for the purchase of common stock. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock, the number of shares of common stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

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The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF RIGHTS

We may offer to our shareholders rights to purchase common stock or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights that we may issue and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregated number of rights issued and the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire and any applicable U.S. federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements or rights certificates described in a prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and have no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see the sections above entitled “Where You can Find More Information” and “Incorporation of Certain Information by Reference”. We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

FORMS OF SECURITIES

Each warrant, unit and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of warrants, units or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered warrants, units and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Any payments to holders with respect to warrants, units or rights, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of DSS, the trustees, the warrant agents, the unit agents or any other agent of DSS, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

We may sell or dispose of the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser (including block transactions);

●	through agents; or

●	an offering of shares by way of a distribution to shareholders, partners or members.

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The prospectus supplement will state the terms of the offering of the securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of such securities and the proceeds to be received by us, if any;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account(s) and may be resold from time to time in one or more transactions, including:

●	negotiated transactions;

●	at a fixed public offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Without limiting the generality of the foregoing, we may also enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NYSE American LLC at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Broker-dealers engaged by us may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts (or, if any broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

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We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock, which is listed on the NYSE American LLC. The securities, other than the common stock, may or may not be listed on a national securities exchange.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.

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LEGAL MATTERS

The validity of the rights and the shares of common stock offered by this prospectus have been passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of Document Security Systems, Inc. and Subsidiaries as of and for the years ended December 31, 2018 and 2017 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by FREED MAXICK CPAs, P.C., an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.

We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

●	our Annual Report on Form 10-K and 10K/A for the year ended December 31, 2018, filed with the SEC on March 15, 2019 and April 26, 2019, respectively;

●

our Current Reports on Form 8-K filed with the SEC on February 15, 2019, February 22, 2019, March 27, 2019, March 28, 2019, April 10, 2019, April 11, 2019, April 11, 2019, April 16, 2019, April 17, 2019, April 30, 2019 and May 2, 2019; and

●	The description of our Common Stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on April 19, 2004, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Frank D. Heuszel

Document Security Systems, Inc.

200 Canal View Boulevard

Suite 300

Rochester, NY 14623

Tel: (585) 325-3610

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. We will also provide you with a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus or the registration statement of which it is a part upon written or oral request, and at no cost to you. If you would like to request any reports or documents from the company, please contact Frank D. Hueszel at 585-325-3610.

Our Internet address is www.dsssecure.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

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Document Security Systems, Inc.

1,028,800 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Aegis Capital Corp.

July 1, 2020